EXHIBIT 23.5


               Consent of Independent Certified Public Accountants





Wismer*Martin, Inc.
Mead, Washington



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 26, 1995, relating to the consolidated financial statements of Wismer*Martin, Inc. which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the captions "Selected Consolidated Financial Information" and "Experts" incorporated by reference in the Prospectus.


                                   BDO Seidman LLP


Spokane, Washington
August 8, 1996